MORTGAGE NOTE



$12,000,000.00                           As of September 27, 1996
                                        Pittsburgh, Pennsylvania


     The undersigned, MARK TWELVE ASSOCIATES, L.P., a Pennsylvania limited partnership, having a principal office c/o Mark Centers Trust, 600 Third Avenue, P.O. Box 1679, Kingston, Pennsylvania (the "Borrower"), promises to pay to the order of FIRST WESTERN BANK, NATIONAL ASSOCIATION (the "Lender"), a national banking association, at its principal office at 101 E. Washington Street, New Castle, Pennsylvania 16101 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWELVE MILLION DOLLARS ($12,000,000), lawful money of the United States of America, or so much thereof as shall have been advanced under that certain Construction Loan Agreement (the "Loan Agreement"), of even date herewith, between Borrower and Lender; limited, however, to such lesser amounts as set forth in Section 5.2 of the Loan Agreement. Borrower agrees to pay interest from the date of the initial advance on the unpaid balance of the principal sum hereof in like money at the rates per annum hereinafter set forth, payable as follows:

     A. The rate of interest applicable to this Note shall be a rate per annum (based on a year of 360 days and actual days elapsed) equal to the following for the following time periods:

     (i) from the date of the initial advance hereunder (the "Closing Date"), throughout the entire Construction Period (as hereinafter defined) (and, if Borrower shall not elect to fix the rate of interest pursuant to Paragraph A (ii)-(iv) below, throughout the entire Permanent Period (as hereinafter defined)), a rate of interest per annum equal to one percent (1%) above the rate per annum announced by Lender at its principal office in New Castle, Pennsylvania as its "prime rate" (the "Prime Rate"), such rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate without notice to Borrower. Borrower acknowledges that the Prime Rate is not necessarily the lowest interest rate charged by Lender on other credit and that the term does not imply or indicate that the interest rate designated from time to time by Lender as its Prime Rate is equal to or lower than that applicable to any other credit extended by Lender.

     (ii) Provided (a) there is no Event of Default in existence,
(b) that Borrower pays to Lender a fee equal to one-quarter percent (.25%) of the then-outstanding principal balance of the Loan at the time Borrower shall provide notice to Lender of its election under this subparagraph, and (c) Borrower shall establish the effective date of the conversion of the interest rate in such notice (such effective date not to be less than ten
(10) days or more than thirty (30) days after Borrower's notice to Lender), Borrower may convert the interest rate applicable to this Note at any one time during the Permanent Period from the Prime Rate - based rate described above, and from and after such effective date the rate of interest hereunder shall be equal to three percent (3%) above the "weekly average yield" on United States Treasury Securities adjusted to a constant maturity of one
(1), three (3), or five (5) years, as Borrower shall elect in such notice, rounded to the nearest one-eighth percent (1/8th%), as published in the Federal Reserve Statistical Release H.15
(519) "Selected Interest Rates" (the "Release") forty-five (45) days prior to the effective date of the fixing of the interest rate.

     (iii) Upon the expiration of the one (1), three (3) or five (5) year period, as the case may be, elected by Borrower in subparagraph (ii) above (such expiration date of such period, together with each expiration date of each subsequent one (1), three (3) or five (5) year period, as the case may be, described in this subparagraph (iii), hereinafter each called a "Change Date"), the rate of interest applicable to this Note shall be fixed again for the same number of years initially elected by Borrower (either one (1), three (3) or five (5) years), and then as of such Change Date the rate of interest applicable to this Note shall be equal to three percent (3%) above the "weekly average yield" on United States Treasury Securities adjusted to a constant maturity of one (1), three (3) or five (5) years, as shall have been elected in Borrower's initial notice, rounded to the nearest one-eighth percent (1/8th%), as published in the Release forty-five (45) days prior to such Change Date.

     (iv)  If a fixed rate period of one (1), three (3) or five
(5) years, as the case may be, would end after the Maturity Date (as hereinafter defined), then that fixed rate period shall be shortened so the last day of that period shall be the Maturity Date. Further, if the Release is no longer published, a substitute therefor as Lender may select in its good faith discretion shall be utilized, and Lender will then notify Borrower of such substitute, and further provided that if the Release is not published on the date of any change of the interest rate, as aforesaid, then the Release as published on the most recent date prior thereto shall be utilized.

     B. On the first (1st) day of the calendar month after the date hereof and on the first (1st) day of each of the next seventeen (17) calendar months thereafter (the "Construction Period") interest only shall be payable at the rate per annum applicable to such period set forth above.

     C. Commencing on the first (1st) day following the earlier of (i) the first (1st) calendar month following the Completion Date (as defined in the Loan Agreement) or (ii) the first (1st) calendar month following the expiration of the Construction Period and on the first (1st) day of each calendar month thereafter to and including the first (1st) day of the calendar month in which the Maturity Date shall occur (the "Permanent Period"), principal and interest at the then applicable interest rate, shall be payable in level monthly installments as determined by Lender to be sufficient to amortize the outstanding principal indebtedness hereof over a fifteen (15) year amortization schedule, such amortization schedule to commence on the first (1st) day of the Permanent Period. It is provided, however, that if the interest rate applicable to this Note shall be adjusted pursuant to paragraph A above (whether by a change in the Prime Rate or a change in the fixed rate on a Change Date), then the monthly payments due hereunder shall be adjusted one (1) calendar month following the effective date of such change in the Prime Rate or the Change Date, as the case may be, so that principal and interest at the then-applicable interest rate shall be payable in level monthly installments in amounts determined by Lender to be sufficient to amortize the then-outstanding principal indebtedness hereof over the then-remaining period of the original fifteen (15) year amortization schedule.

     D. The entire outstanding principal hereof, together with all unpaid interest at the aforesaid rate, shall be due and payable on the earlier of (1) the date that is fifteen (15) years after the first (1st) day of the Permanent Period or (2) March 1, 2013 (the "Maturity Date"), unless earlier due by acceleration or otherwise.
     In the event any installment is not received by Lender within fifteen (15) days after the date on which it is due and payable as set forth above, then a delinquency charge in an amount equal to five percent (5%) of such installment shall in addition to such installment be and become due and payable.

     E. If Borrower shall not have elected to fix the rate of interest applicable to this Note pursuant to paragraph A (ii)-
(iv) above, or if Borrower shall elect one (1) year fixed rate terms pursuant to paragraph A (ii)-(iv) above, then Borrower may prepay this Note in whole or in part at any time without premium or penalty. If Borrower shall have elected to fix the rate of interest applicable to this Note pursuant to paragraph A (ii)-
(iv) above for three (3) or five (5) year terms, then if at any time during the Permanent Period, Borrower prepays all or part of the unpaid principal balance of the Loan, Borrower shall pay to Lender a prepayment fee together with such prepayment in an amount representing the following percentage of the amount of principal being prepaid in excess of $250,000 (the "Prepayment Amount"):

     (i) two percent (2%) of the Prepayment Amount if such prepayment is made in each of the first (1st) year through fifth
(5th) year of the Permanent Period; and

     (ii) one percent (1%) of the Prepayment Amount if such prepayment is made in each of the sixth (6th) through tenth
(10th) years of the Permanent Period.

     During the Construction Period, and in the eleventh (11th) through the fifteenth (15th) years of the Permanent Period, Borrower may prepay this Note in whole or in part without premium or penalty.

     If any installment payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in computing interest in connection with such payment.

     Simultaneously with the execution and delivery of this Note, Borrower shall pay to Lender the remaining Thirty-Five Thousand
Dollars ($35,000) of the Fifty Thousand Dollar ($50,000) commitment fee, in addition to all other sums payable hereunder.

     This Note is secured, inter alia, by an Open-End Mortgage and Security Agreement (the "Mortgage") of even date herewith covering an approximately 124 acre site owned in fee simple by Borrower in the Township of Union, Lawrence County, Pennsylvania.

     The following shall constitute Events of Default under this
Note:

     (a) Borrower shall fail to make any payment of any installment of interest or principal and interest or any other sum under this Note when due or within ten (10) days thereafter;

     (b) An "Event of Default" as defined in the Loan Agreement or the Mortgage shall have occurred;

     (c) Any proceeding for attachment or garnishment or the like shall be commenced against Lender by any creditor of Borrower or of any guarantor of this Note;

     (d) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any guarantor of this Note in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or any such guarantor or for any substantial part of its, his or her property, or for the winding-up or liquidation of its, his or her affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

     (e) Borrower or any guarantor of this Note shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of itself, himself or herself or for any substantial part of its, his or her property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its, his or her debts as they become due, or shall admit in writing an inability to pay any of its, his or her debts as they become due, or shall take any action in furtherance of any of the foregoing.

     Upon the occurrence of an Event of Default specified in paragraphs (a) or (b) above (other than an Event of Default defined in the Loan Agreement or Mortgage which is of the type described in paragraphs (c), (d) or (e) above), then the whole of the principal of the indebtedness evidenced by this Note, and the unpaid interest thereon, and any other sums then unpaid by Borrower under this Note shall, at the option of the holder hereof and without notice, forthwith become due and payable.
Upon the occurrence of an Event of Default specified in paragraphs (c), (d) or (e) above (or a similar type of Event of Default described in the Loan Agreement or Mortgage), then the whole of the principal of the indebtedness evidenced by this Note, and the unpaid interest thereon, and any other sums then unpaid by Borrower under this Note shall automatically and immediately become due and payable without notice or any other act. Notwithstanding the above-stated rate or rates of interest, from and after the Maturity Date of this Note, by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest, until paid in full, at the rate per annum (based on a year of 360 days and actual days elapsed) equal to four percent (4%) above the Prime Rate (the "Default Rate"), such rate to change automatically as of the effective date of each change in the Prime Rate. The interest rates set forth herein, including without limitation the Default Rate, shall continue to apply whether or not judgment shall have been entered on this Note.

     Borrower shall pay all costs of Lender (including reasonable attorneys' fees) in seeking to enforce or collect any indebtedness evidenced by this Note.

     Notwithstanding any provision of this Note to the contrary, it is the intent of Borrower and Lender that Lender shall not at any time be entitled to receive, collect or apply, and Borrower and Lender shall not be deemed to have contracted for, as interest on the principal indebtedness evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event Lender ever receives, collects or applies as interest any such excess, such excess shall be deemed partial payment of the principal indebtedness evidenced hereby, and if such principal shall be paid in full, any such excess shall forthwith be paid to Borrower. In the event that, but for this paragraph, the rate of interest applicable to this Note would at any time exceed the maximum lawful rate, then this Note and all interest hereon shall thereupon be immediately due and payable.

     No delay or omission on the part of Lender or of any holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Borrower and every endorser of this Note, regardless of the time, order or place of signing, consent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges, renewals or releases of collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     The rights and obligations of the parties under this Note shall be governed by and interpreted and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws.

     Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and notice of non-payment.

     BORROWER DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR BORROWER AND, WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, AND AFTER AN EVENT OF DEFAULT, CONFESS A JUDGMENT OR JUDGMENTS AGAINST BORROWER AND IN FAVOR OF LENDER OR LENDER'S SUCCESSORS OR ASSIGNS IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA FOR THE UNPAID PRINCIPAL BALANCE HEREOF, AND ALL INTEREST HEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF 2% FOR COLLECTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS OR ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE. ANY SUCH JUDGMENT SHALL BE FULLY ENFORCEABLE UP TO THE AMOUNT DUE FROM BORROWER AT THE TIME ENFORCEMENT OF THE JUDGMENT IS SOUGHT, PLUS AN ATTORNEY'S COMMISSION OF 2% FOR COLLECTION. BORROWER HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS, WAIVES STAY OF EXECUTION, STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION, THE RIGHT TO PETITION TO SET ASIDE OR ORDER A RESALE, THE RIGHT TO EXCEPT TO THE SHERIFF'S SCHEDULE OF PROPOSED DISTRIBUTION, THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AND AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY EXECUTION ISSUED ON ANY SUCH JUDGMENT, AND BORROWER SPECIFICALLY WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR MAY HEREAFTER BE EXEMPT UNDER ANY EXISTING OR FUTURE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF PENNSYLVANIA OR OF ANY OTHER JURISDICTION.

     BORROWER KNOWINGLY, AND AFTER CONSULTATION WITH INDEPENDENT COUNSEL, WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT UPON ENTRY SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY IN WHICH SUCH JUDGMENT IS ENTERED.

     BORROWER ACKNOWLEDGES AND AGREES THAT THE ABOVE PARAGRAPHS OF THIS SECTION CONTAIN PROVISIONS UNDER WHICH LENDER MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER BEING FULLY AWARE OF ITS RIGHT TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGEMENT OR OTHER CLAIM THAT MAY BE ASSERTED AGAINST IT BY LENDER HEREUNDER BEFORE JUDGMENT IS ENTERED, BORROWER HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LENDER'S ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS HEREOF.

     This Note shall bind Borrower and Borrower's successors and assigns and the benefits hereof shall inure to the benefit of Lender and Lender's successors and assigns.

     This is a sealed instrument.

     WITNESS the due execution and sealing hereof as of the date first above written.

WITNESS/ATTEST:                  MARK TWELVE ASSOCIATES, L.P.,
                                   a Pennsylvania limited
                                      partnership

                                 By:  MARK CENTERS TRUST,
                                      a Maryland business trust,
                                          General Partner

                                         /s/ Joshua Kane
                                             Joshua Kane
                                     Senior Vice President and
                                     Chief Financial Officer